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                 [CROWN ANDERSEN INC. LETTERHEAD APPEARS HERE]



January 15, 1998                                           Press Release #088
Peachtree City, Georgia USA                             FOR IMMEDIATE RELEASE


                 CROWN ANDERSEN INC. KANSAS PROPERTY LITIGATION

Crown Andersen Inc., the Peachtree City, Georgia-based supplier of engineered products and systems to clean and restore the environment, has been notified that the Circuit Court of Cowley County, Kansas granted summary judgment in favor of Plaintiffs and against Crown Andersen Inc. on the issue of liability for the payment of principal and interest due on certain industrial revenue bonds. No damages were specified. Crown Andersen will request reconsideration of the Court's order based in part upon certain legal arguments which were not considered or ruled upon by the trial court. If the Company is not successful in this effort, it will appeal any final judgment. In the event of a final judgment, Crown Andersen would receive title to the Kansas property, which would reduce any adverse financial impact upon the Company.



                        FOR FURTHER INFORMATION CONTACT:
                   MILTON EMMANUELLI, CHIEF FINANCIAL OFFICER
                                       OR
                      JAN BISCHOFF, SHAREHOLDER RELATIONS
                    CROWN ANDERSEN INC., 306 DIVIDEND DRIVE
                      PEACHTREE CITY, GEORGIA 30269 U.S.A.